UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2008

NORTH COAST PARTNERS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-29397	33-0619528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Logan Street, Suite 7J
Denver, Colorado 80203
(Address of principal executive offices)

516-887-8200
(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1    Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement

On May 7, 2008 North Coast Partners, Inc. (the “Registrant”), its wholly owned subsidiary, North Coast Acquisition Corp., a Delaware corporation (“Acquisition Corp.”), and Montavo, Inc., a privately-held Washington corporation (“Montavo”), executed an Agreement (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Acquisition Corp. will merge with and into Montavo, with Montavo being the surviving entity as a wholly owned subsidiary of the Registrant. As described below, upon the effective time of the merger, all of the issued and outstanding common stock of Montavo, other than the stock held by stockholders who properly demand appraisal rights of their shares, shall exchange the shares owned by them for newly issued restricted shares of common stock of the Registrant. It is anticipated that approximately 11,700,000 shares of common stock of the Registrant will be issued to the shareholders of Montavo at the closing of the merger. However, in the event that, the Registrant does not consummate a merger or business combination with any other company within 90 days of the closing of the merger, the stockholders of Montavo will be entitled to receive additional shares, in excess to the 11,700,000 shares (the “Additional Shares”). Upon the issuance of the Additional Shares, the stockholders of Montavo will beneficially own, in the aggregate, sixty percent (60%) of the issued and outstanding shares of common stock of the Registrant, on a fully diluted basis. In contemplation of the merger, the Registrant will file with the Secretary of State of Delaware, an amendment to its certificate of incorporation, in order to increase its authorized share capital and change its name to Montavo, Inc.

Montavo is a Washington corporation formed on December 23, 2004 and has developed a mobile Location Based Services (LBS) marketing solution for wireless carriers, mobile handsets mfg.’s, wireless carrier/device software aggregators, personal navigation device (PND’s) mfg.’s, and vehicle manufacturers. Montavo has a patent pending technology filed for “method and distribution system for location based wireless presentation of electronic coupons”.

Its application is two-fold:
(a)
With Montavo’s proprietary mDeal-Finder mobile search and content offering, it provides mobile phone users with offers, incentives and discounts from merchants (stores, restaurants, etc.) and directs them turn-by-turn to the merchant locations. This form of mobile marketing can be for push and pull type regular mobile advertisements and mobile coupons, without a data connection present at the point of sales and zero point of sales or salesperson integration; and

(b)	the backend technology enables generation of reports on sales/profits derived from its mobile advertising media technology.

Its application can be delivered across major US wireless carriers. It is built to interface with WMS, RIM, BREW & J2ME (with limited feature set in WAP).

Its application has a user interface which has been designed for:

Portability - to provide access to broad markets of current and future wireless mobile phones;

Simplicity - consumers are able to extract results with a minimal number of key entries;

Branding - to build brand awareness and provide loyalty incentive programs and to give national brand advertisers an opportunity to personalize their service and offerings to their customers.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is referenced in Exhibit 10.1 to this report and is incorporated herein by reference.

Section 5    Corporate Governance and Management

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 6, 2008 the Board of Directors of the Registrant appointed Robert Montesano as President, to serve at the discretion of the Board of Directors until his successor is duly qualified and appointed. On May 6, 2008, Craig Moody resigned from his position as Chief Executive Officer of the Registrant. The Company and Mr. Moody executed a Mutual Release Agreement, pursuant to which the Registrant paid Mr. Moody $17,000. On May 8, 2008, the Board of Directors of the Registrant appointed (i) Brook W. Lang, as Chief Executive Officer, and (ii) Brian Conte, as Chief Development Officer, each to serve at the discretion of the Board of Directors, until his successor is duly qualified and appointed.

Brook W. Lang, Chief Executive Officer

Mr. Lang is a seasoned executive with over 20 years of experience in sales and marketing, financial management, operations, and product development capacities in high tech industries. In several Executive, Sr. Executive, Sales & Business Devevlopment, Advisory, Board, and Board Advisory roles, he has conducted business domestically in the U.S. and internationally in Europe and Asia building company relationships and working with industry trade and standards organizations.

In February 2003, Mr. Lang worked with L & S several executive projects in the wireless industry helping launch products and services to the wireless, content, games, retail, distribution, and enterprise markets. In December of 2004 as part of these projects, Brook was actively recruited, together with some of his own IP to help lead Montavo, a wireless Location Based Services (LBS) mobile application company focused in the mobile search and advertising market. Mr. Lang works closely with the technology team to develop and evolve the technologies and is responsible for marketing, distribution and branding for Montavo applications targeting national/regional brand advertisers and small to medium sized local advertisers. Mr. Lang is also responsible for development of relationships with mobile software aggregators and global wireless carriers to develop private labeled solutions and other mobile marketing solutions.

Mr. Lang holds a Bachelor’s degree in Business Administration from the University of Washington.

Brian Conte, Chief Development Officer

Mr. Conte manages the development and technological aspects of Montavo’s mobile applications and solutions. He founded Fast Track with over 15 years of entrepreneurial experience and technology expertise. Mr. Conte was among the early employees of Microsoft, being the 225th employee hired and managed the development of Microsoft's first browser in 1985 and later founded hDC, the first Windows software company. Mr. Conte ran hDC, later named Express Systems, for 10 years before selling it to WRQ in 1996, where he remained as CTO. Mr. Conte spearheaded the development of one of WRQ's most successful products, Express 2000, which generated more than $10 million in its first year.

In 2002, Mr. Conte launched a development company with an office in India which currently has 35+ employees, specializing in Microsoft.NET Development for desktop and mobile platforms.

Mr. Conte designed and developed Fast Track’s Home Automation product line, which won Electronic House’s 2006 “Best Home of the Year” award in its debut year and was featured on the Discovery Channel.

Mr. Conte holds a BSE in Electrical Engineering and Computer Science from Princeton University. Satisfied requirements for Physics degree as well. Dean’s List, Graduated Cum Laude.

Robert Montesano, President

Mr. Montesano manages the administration and assists Mr. Lang in the marketing and distribution efforts. Robert has honed his abilities through the course of a successful and highly stable sales and marketing career. Robert has consistently advanced to positions of increased challenge and responsibility and is an effective communicator. In addition, he demonstrates a keen understanding of marketplace activities and trends and is skilled in handling key customer accounts.

From 1999 to 2005 he commenced his sales and marketing career at Sutton West where he was involved in Real Estate transactions with various clients. In 2005, Robert commenced working for Superior Product Designs where he set up an initial infrastructure to support sales efforts worldwide. Robert graduated from York University and received a Bachelor of Business Administration.

None of the newly appointed officers has been affiliated with any company that has filed for bankruptcy within the last five years. They do not have any family relationships with any of the other directors or executive officers of the Registrant. There were no transactions during the last two years, or any proposed transactions, to which the Registrant was or is to be a party, in which any of the newly appointed officers had or is to have a direct or indirect material interest.

Section 9    Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(a)	Financial Statements of business acquired. Not applicable

(b)	Pro forma financial information. Not applicable

(c)	Exhibits

Exhibit 10.1	Agreement made and entered into on May 7, 2008 by and among North Coast Partners, Inc., North Coast Acquisition Corp., and Montavo, Inc.
Exhibit 10.2	Mutual Release Agreement executed as of May 6, 2008 between Craig Moody and North Coast Partners, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2008

NORTH COAST PARTNERS, INC.

	By:	/s/ Brook W. Lang
	Name:	Brook W. Lang
	Title:	Chief Executive Officer